Exhibit 99.1

REVISED

FOR IMMEDIATE RELEASE

Contact:	Carol L. Houle
Executive Vice President and
Chief Financial Officer
Telephone:	(603) 334-1253

PROVIDENT BANCORP, INC.

INITIATES PAYMENT OF QUARTERLY CASH DIVIDENDS OF $0.03 PER SHARE

AND ANNOUNCES DATE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Amesbury, Massachusetts, April 17, 2020 — Provident Bancorp, Inc. (the “Company”) (Nasdaq:PVBC), the holding company for The Provident Bank (the “Bank”), announced that the Company has initiated the payment of quarterly cash dividends. The initial dividend of $0.03 per share will be paid on May 14, 2020 to stockholders of record as of April 30, 2020. This is the Company’s first dividend since completing its mutual-to-stock conversion and related stock offering in October 2019.

The Company also announced that its 2020 annual meeting of stockholders will be held on June 11, 2020, at 3:30 p.m., local time. The annual meeting will be held virtually through an online platform; stockholders will not be able to attend the annual meeting in person. The Company is monitoring the public health impact of the coronavirus (COVID-19). If public health developments warrant, the Company may change the date of the annual meeting.

David Mansfield, Chief Executive Officer of the Company, stated “This dividend reflects our commitment to delivering stockholder value following the completion of our second-step conversion, and our continued belief in our company.”

In connection with the declaration of the dividend, the Company also announced that it has determined not to initiate a stock repurchase program at this time. Mr. Mansfield noted “While the initiation of a quarterly dividend reflects our continued efforts to actively manage our capital, we believe it is important to maintain ample protection during a period of financial difficulty and great uncertainty.”

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by words such as “may,” “will,” “would,” “intend,” “believe,” “expect,” “plan,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of those terms. These statements are based upon the current beliefs and expectations of Company management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to: the effects of any pandemic disease, natural disaster, war, act of terrorism, accident, or similar action or event; those related to the real estate and economic environment, particularly in the market areas in which the Company operates; fiscal and monetary policies of the U.S. Government; changes in government regulations affecting financial institutions, including regulatory compliance costs and capital requirements; fluctuations in the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; the risk that the Company may not be successful in the implementation of its business strategy; changes in prevailing interest rates; credit risk management; asset-liability management; and other risks described in the Company’s filings with the Securities and Exchange Commission, which are available at the SEC’s website, www.sec.gov.

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The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above or other factors could affect the Company’s financial performance and could cause the Company’s actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

About Provident Bancorp, Inc.

Provident Bancorp, Inc. is the holding company for The Provident Bank. The Provident Bank is an innovative, commercial bank that finds solutions for our business and private clients. We are committed to strengthening the economic development of the regions we serve, by working closely with businesses and private clients and delivering superior products and high-touch services to meet their banking needs. The Provident has offices in Massachusetts and New Hampshire. All deposits are insured in full through a combination of insurance provided by the Federal Deposit Insurance Corporation (FDIC) and the Depositors Insurance Fund (DIF). For more information about The Provident Bank please visit our website www.theprovidentbank.com or call 877-487-2977.

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